UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2006

Date of report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26420	91-1688605
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1071 Camelback Street

Newport Beach, CA 92660

(Address of Principal Executive Offices) (Zip Code)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2006, Ambassadors International, Inc. (the “Company”) entered into an employment agreement (“Employment Agreement”) with Joseph J. Ueberroth (the “Executive”) pursuant to which the Executive will continue employment with the Company as Chairman, President and Chief Executive Officer. Under the terms of the Employment Agreement, the Executive will receive annual base compensation of $375,000 subject to increases from time to time at the discretion of the Company’s board of directors. The Executive will also be eligible to receive annual cash and stock bonuses at the discretion of the Company’s board of directors, and will be entitled to participate in all employee pension and welfare benefit plans and programs made available to other senior members of the Company’s management; provided that Executive’s long-term incentives may not be less than 50% of his total annual compensation without Executive’s consent. Unless earlier terminated, the Employment Agreement terminates twelve months following the date either Executive or the Company notifies the other party in writing. Pursuant to the Agreement, Executive will also be entitled to twenty-five days of vacation each fiscal year.

Subject to the terms and conditions of the Employment Agreement, in the event of termination of the Executive’s employment by the Company “Without Cause” or by the Executive “With Good Reason” (as such terms are defined in the Employment Agreement), the Company shall pay the Executive the sum of (i) all of the unpaid compensation, unpaid expenses, unpaid vacation days, prorated bonuses and other pension and welfare benefits through the date of termination, (ii) an amount equal to the projected cost of Executive’s medical insurance under COBRA for the eighteen month period immediately following the termination, and (iii) an amount equal to two times the average annual base salary plus the average annual bonus paid to the Executive for the two full fiscal years immediately preceding termination. In addition to these severance amounts, all unvested stock options and stock grants held by the Executive will immediately vest as of the date of termination. Subject to the terms and conditions of the Employment Agreement, in the event of termination of the Executive’s employment by Executive “Without Good Reason” (as such term is defined in the Employment Agreement) and upon at least twelve months notice, the Company shall pay the Executive the sum of (i) an amount equal to the projected cost of Executive’s medical insurance under COBRA for the eighteen month period immediately following the termination, and (ii) an amount equal to one times the average annual base salary plus the average annual bonus paid to the Executive for the two full fiscal years immediately preceding termination. In the event of a termination of the Executive’s employment by the Company due to death or disability, the Company shall pay the Executive all of the unpaid compensation, unpaid expenses, unpaid vacation days, prorated bonuses and other pension and welfare benefits through the date of death or termination for disability, and all of the Executive’s unvested stock options and stock grants shall fully vest on such date. In addition, in the event of a Change of Control (as defined in the Employment Agreement), all of the Executive’s unvested stock options and stock grants shall fully vest.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement for the Executive, attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated November 2, 2006, between the Company and Joseph J. Ueberroth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date:	November 7, 2006	By:	/s/ Brian R. Schaefgen
Brian R. Schaefgen
Chief Financial Officer

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